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                                                               Exhibit 99.(b)(2)

                                MUTUAL FUND TRUST
                           CERTIFICATION OF AMENDMENT
                                   TO BY-LAWS

          The undersigned, constituting a majority of the Trustees of Mutual Fund Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated February 1, 1994, do hereby certify that in accordance with the provisions of Article XI of the By-Laws, a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees, amended the By-Laws as follows:

          Section 3 of Article III is amended to read in its entirety:

               "SECTION3. RECORD DATE. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose."

          IN WITNESS OF WHEREOF, the undersigned have executed this certificate as of the 19th day of January, 1996.


/s/ Fergus Reid, III                             /s/ William J. Armstrong
--------------------                             -------------------------
    Fergus Reid, III                             William J. Armstrong


/s/ John R.H. Blum                               /s/ Joseph J. Harkins
-------------------                              ---------------------
    John R. H. Blum                              Joseph J. Harkins


                                                 /s/ H. Richard Vartabedian
------------------------                         --------------------------
    Richard E. Ten Haken                         H. Richard Vartabedian


/s/ Stuart W. Cragin, Jr.                        /s/ Irving L. Thode
-------------------------                        -------------------
    Stuart W. Cragin, Jr.                        Irving L. Thode